Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Current Report on Form 8-K of our report, dated November 12, 2024, with respect to our audits of the consolidated financial statements of Newtek Technology Solutions, Inc. as of December 31, 2023 and 2022 and for the years then ended.

/s/ Grassi & Co., CPAs, P.C.

Jericho, New York

January 2, 2025